Exhibit 10.17

ASSIGNMENT AND ASSUMPTION OF AGREEMENT OF SALE AND PURCHASE

THIS ASSIGNMENT AND ASSUMPTION OF AGREEMENT OF SALE AND PURCHASE (this “Assignment”) is made by and between FOUNDATION SURGICAL HOSPITAL AFFILIATES, L.L.C., a Nevada limited liability company (“Assignor”), and DOC-FSH EL PASO MEDICAL CENTER, LLC, a Wisconsin limited liability company (“Assignee”) (collectively, the “Parties”), this          day of             , 2013.

W I T N E S S E T H

WHEREAS, Health Care REIT, Inc., a Delaware corporation (“Health Care REIT”) and HCRI Texas Properties, Ltd., a Texas limited partnership (“HCRI”), as the seller, and Assignor, as the buyer, entered into that certain Agreement of Sale and Purchase dated                      and attached hereto as Exhibit A (the “Agreement”) for the Property (as defined in the Agreement).

WHEREAS, Assignor offers to assign its rights, title, interests and obligations in, to, and under the Agreement to Assignee.

WHEREAS, Assignor wishes to assign to Assignee, and Assignee wishes to assume, all of Assignor’s rights, title, interests, and obligations in, to, and under the Agreement.

NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.             Assignment of Assignor’s Interests in the Agreement.  Assignor hereby assigns, transfers, and conveys to Assignee all of Assignor’s rights, title, interests, and obligations in, to, and under the Agreement.

2.             Assumption of Assignor’s Interests in the Agreement.  Assignee accepts the assignment made hereby, acknowledges receipt of the Agreement and assumes and agrees to perform, as a direct obligation to Health Care REIT and HCRI, all duties and obligations required to be performed by the Assignor under the Agreement and related documents to the same extent as if Assignee had been an original party thereto, including, but not limited to, all earnest money obligations, responsibilities, terms and conditions. Notwithstanding the foregoing, nothing in this Assignment shall serve to release Assignor from its obligations to Health Care REIT and HCRI under the Agreement.

3.             Successors and Assigns.  This Assignment shall be binding upon and shall inure to the benefit of the Parties and their respective personal representatives, heirs, successors and assigns.  This is an integrated agreement and represents the full, final, and complete expressions of the Parties, subject to that certain Agreement and in connection with Assignment and Assumption of Agreement.

IN WITNESS WHEREOF, the Parties have executed this Assignment on the date first above written.

ASSIGNOR:		ASSIGNEE:

FOUNDATION SURGICAL HOSPITAL AFFILIATES, L.L.C., a Nevada limited liability company		DOC-FSH EL PASO MEDICAL CENTER, LLC, a Wisconsin limited liability company

		By:	Physicians Realty, L.P., a Delaware limited partnership, its Manager

By:	/s/ Robert M Byers		By:	Physicians Realty Trust, a Maryland real estate investment trust, its general partner
Robert M. Byers, Manager

			By:	/s/ John T. Thomas
John T. Thomas
President and Chief Executive Officer